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                                                                       Exhibit 1

                                3,500,000 Shares

                            PENN-AMERICA GROUP, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                  July   , 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CONNING & COMPANY
  As representatives of the
    several underwriters
    named in Schedule I hereto
    c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
      277 Park Avenue
      New York, New York 10172

Dear Sirs:

         Penn-America Group, Inc. a Pennsylvania corporation (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), and Penn Independent Corporation, a Pennsylvania corporation, (the"SELLING STOCKHOLDER") proposes to sell to the several Underwriters, an aggregate of 3,500,000 shares of the Common Stock, per value $0.01 per share of the Company (the "FIRM SHARES"), of which 2,500,000 shares are to be issued and sold by the Company and 1,000,000 shares are to be sold by the Selling Stockholder. The Company also proposes to issue and sell to the several Underwriters not more than 525,000 additional shares of its Common Stock, per value $0.01 per share (the "ADDITIONAL SHARES") if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the
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Additional Shares are hereinafter referred to collectively as the "SHARES". The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Stockholder are hereinafter sometimes collectively referred to as the "SELLERS."

         SECTION 1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "REGISTRATION STATEMENT"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "RULE 462(B) REGISTRATION STATEMENT"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up Agreements. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 2,500,000 Firm Shares, (ii) the Selling Stockholder agrees to sell 1,000,000 Firm Shares , and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per Share of $______ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedules I hereto bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to 525,000 Additional Shares from the Company at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice

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thereof to the Company within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)), and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans and (ii) the Company may issue shares of Common Stock upon the exercise of an option outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. In addition, the Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) the Selling Stockholder, (ii) each of the directors and officers of the Company and (iii) each stockholder listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the

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Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette
Corporation, (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable, and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., New York City time, on July , 1997 (the "CLOSING DATE") at such place as you shall designate. The Closing Date and the location of delivery of and payment for the Firm Shares may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "OPTION CLOSING DATE"). Any such Option Closing Date and the location of delivery of and payment for such Additional Shares may be varied by agreement between you and the Company.

         Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefor by wire transfer of Federal or other funds immediately available in New York City.

         SECTION 5. Agreements of the Company and the Selling Stockholder. The Company and the Selling Stockholder agree with you:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the

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Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish you, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (c) To prepare the Prospectus in a form approved by you and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

         (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

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         (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

         (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

         (g) To mail and make generally available to its stockholders as soon as practicable an earnings statement covering the twelve-month period ending September 30, 1998 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

         (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and the Selling Stockholder's counsel (in addition to the Company's counsel) in connection with the registration and delivery of the Shares under the Act and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the

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Prospectus and all amendments and supplements to any of the foregoing prior to or during the period specified in Section 5(d), including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar and/or depositary, and
(ix) and all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder hereunder for which provision is not otherwise made in this Section. The provisions of this Section shall not supercede or otherwise affect any agreement that the Company and the Selling Stockholder may otherwise have for allocation of such expenses among themselves.

         (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market and to maintain the listing of the Shares on the Nasdaq National Market (or the New York Stock Exchange, if applicable) for a period of three years after the date of this Agreement.

         (k) To use the proceeds from the sale of the Shares in the manner described in the prospectus under the caption "Use of Proceeds."

         (l) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         (m) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b)

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Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not

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misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (d) Each of the Company and its directly-held insurance company subsidiary, Penn-America Insurance Company ("PENN-AMERICA"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition, surplus or results of operations of the Company and the Subsidiaries (as defined below), taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (e) The only direct subsidiary of the Company is Penn-America. The only direct Subsidiary of Penn-America is Penn-Star Insurance Company ("PENN-STAR" and, collectively with Penn-America, the "SUBSIDIARIES").

         (f) Penn-Star has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate the properties, and except as described in the Prospectus is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         (g) Each of the Company and the Subsidiaries is duly licensed, authorized or admitted as an insurer in each jurisdiction where it is required to be so licensed or admitted to conduct business as described in the Prospectus, except where the failure to be so licensed or admitted would not have a Material Adverse Effect.

         (h) Each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all insurance authorities, commissions or other insurance regulatory bodies and all other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its respective properties and assets and to conduct its respective business as described in the Prospectus, except for where the failure to

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have such consents, authorizations, approvals, orders, certificates and permits, or to make such declarations or filings, would not have a Material Adverse Effect; all of such consents, authorizations, approvals, orders, licences, certificates and permits are in full force and effect, except for where the failure to be in full force and effect would not have a Material Adverse Effect; except as described in the Prospectus, such consents, authorizations, approvals, order, licences, certificates or permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries, and none of the Company or the Subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body or agency or any other governmental authority or self-regulatory organization in the United States or elsewhere to the effect that any additional consent, authorization, approval, order, license, certificate or permit from such authority, commission, body or organization is needed to be obtained by any of the Company or the Subsidiaries, or that such authority, commission, body or organization is considering limiting, suspending or revoking any such consent, authorization, approval, order, license, certificate or permit.

         (i) Each of the Company or the Subsidiaries is in compliance with the insurance laws and regulations of other jurisdictions which are applicable to the Company or the Subsidiaries, as the case may be, except where the failure to comply would not have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body or agency in the United States or elsewhere to the effect that the Company or the Subsidiaries is not in compliance with an insurance law or regulation;

         (j) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of the Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of the Subsidiaries, except as otherwise disclosed in the Registration Statement.

         (k) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (l) All of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and

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are owned directly, in the case of Penn-America, and indirectly, in the case of
Penn-Star, by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature except, with respect to the stock of Penn-America, for the lien of PNC Bank, as Agent (the "AGENT"), pursuant to the Stock Pledge Agreement (the "STOCK PLEDGE AGREEMENT") dated as of December 20, 1995 between the Company and the Agent entered into in connection with that certain Credit Agreement (the "CREDIT AGREEMENT") dated as of December 20, 1995 among the Company, the Banks signatory thereto and the Agent.

         (m) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (n) Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound.

         (o) The execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency including, without limitation, any insurance regulatory body or agency (except such as may be required under the securities or Blue Sky laws of the various states and the approval of the Commissioner of the Pennsylvania Insurance Department), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency including, without limitation, any insurance regulatory body or agency having jurisdiction over the Company, any of the Subsidiaries or their respective property.

         (p) Except as otherwise disclosed in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration

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Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (q) Neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

         (r) Each of the Company and the Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals ("permits") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business except where the failure to have any such permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such permit is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such permits or results in or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are burdensome to the Company or any of the Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

         (s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

         (t) This Agreement has been duly authorized, executed and delivered by the Company.

         (u) KPMG Peat Marwick are independent public accountants with respect to the Company and the Subsidiaries as required by the Act.

         (v) The consolidated financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (w) The statutory financial statements of Penn-America and Penn-Star required or permitted to be prepared in accordance with the insurance laws of any of the states in which such subsidiaries operate and the rules and regulations of the applicable insurance regulatory agency or department of such states, from which certain ratios and other statistical data contained in the Registration Statement and the Prospectus have been derived, have for each relevant period been prepared in conformity with the requirements and present fairly the information purported to be shown.

         (x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (y) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

         (z) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, surplus, business, management or operations of the Company and the Subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of the Subsidiaries , and (iii) neither the Company nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent.

         (aa) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (bb) All tax returns required to be filed by the Company or any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest.

         (cc) All reinsurance treaties and arrangements to which the Company or any of the Subsidiaries is a party are in full force and effect and neither the Company nor any of the Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where any such violation or default would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform in any material respect such treaty, contract or agreement, and the Company and the Subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement, except where any such non-performance would not have a Material Adverse Effect.

         (dd) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and the Subsidiaries, taken as a whole, the Company and each of the Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of the Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, and the

Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

         (ee) Except as disclosed in the Registration Statement, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting a payment of dividends by any of the Subsidiaries or the continuation of the business of any of the Subsidiaries as presently conducted.

         (ff) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

         (gg) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (hh) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

         (ii) The Company has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         (jj) To the best of the Company's and the Selling Stockholder's knowledge, neither A.M. Best Company, Inc. nor Standard & Poor's Corporation has pending, or has threatened, as applicable: (i) any downgrading in the rating of Penn-America or (ii) any public announcement that its ratings of Penn-America are under surveillance or review.

         SECTION 7. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:

         (a) The Selling Stockholder has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties.

         (b) The Selling Stockholder is the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (c) The Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided herein and therein.

         (d) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

         (e) Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (f) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         (g) The execution, delivery and performance of this Agreement by the Selling Stockholder, compliance by the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency including, without limitation, any insurance regulatory body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of the Selling Stockholder, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency including, without limitation, any insurance regulatory body or agency having jurisdiction over the Selling Stockholder or any property of the Selling Stockholder.

         (h) The Selling Stockholder is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (i) The Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (j) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(i), such Selling Stockholder will immediately notify you of such change.

         SECTION 8. Indemnification. (a) The Sellers, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein. Notwithstanding the foregoing, the liability of the Selling Stockholder pursuant to this Section 8(a) shall be limited to an amount equal to the total proceeds (before deducting expenses) received by the Selling Stockholder from the Underwriters for the sale of the Shares sold by the Selling Stockholder hereunder.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, the Selling Stockholder and any person controlling the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, and (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement, the Selling Stockholder, and all persons, if any, who control the Company or the Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation. In the case of any such separate firm for the Company, such directors and officers of the Company, the Selling Stockholder and control persons of the Company or the Selling Stockholder, such firm shall be designated in writing by the Company. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than ten business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         SECTION 9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) As of the closing date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating of Penn-America by A.M. Best Company, Inc. or Standard & Poor's Corporation.

         (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Jon S. Saltzman and Rosemary R. Ferrero, in their capacities as the President and Chief Executive Officer and Vice President and Chief Financial Officer of the Company, respectively, confirming the matters set forth in Sections 9(a), 9(b) and 9(c).

         (e) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, surplus, business, management or operations of the Company and the Subsidiaries, taken as a whole,
(ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of the Subsidiaries and (iii) neither the Company nor any of the Subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(e)(i), 9(e)(ii) or 9(e)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (f) All the representations and warranties of the Selling Stockholder contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from the Selling Stockholder.

         (g) You shall have received on the Closing Date opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Reed Smith Shaw & McClay, counsel for the Company to the effect set forth in Exhibits A and A-1.

         (h) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Garland P. Pezzuolo, General Counsel for the Company, to the effect set forth in Exhibit B.


         (i) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriter), dated the Closing Date, of Reed Smith Shaw & McClay, counsel for the Selling Stockholder, to the effect set forth in Exhibit C.

         (j) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell counsel for the Underwriters to the effect set forth in Exhibit D.

         (k) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (l) The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

         (m) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

         (n) [the Credit Agreement shall have been entered into and be in full force and effect.]

         (o) All consents, authorizations, approvals, orders, certificates and permits of and from all insurance authorities, commissions or other insurance regulatory bodies or agencies necessary for the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all provisions hereof and the consummation of the transactions contemplated hereby have been obtained and are in full force and effect.

         (p) The Company and the Selling Stockholder shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholder, as the case may be, at or prior to the Closing Date.

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares.

         SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred:
(i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Chicago Board of

Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you, the Company and the Selling Stockholder for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 11. Agreements of the Selling Stockholder. The Selling Stockholder agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by the Selling Stockholder to the Underwriters.

         (b) To do and perform all things to be done and performed by the Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by the Selling Stockholder pursuant to this Agreement.

         SECTION 12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Penn-America Group, Inc., 420 South York Road, Hatboro, Pennsylvania, 19040,
Attention: Rosemary R. Ferrero, (ii) if to the Selling Stockholder, to Penn Independent Corporation, 420 South York Road, Hatboro, Pennsylvania 19040,
Attention: Jon S. Saltzman and (iii) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, the Company, the officers or directors of the Company, any person controlling the Company, the Selling Stockholder or any person controlling the Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Sellers agree, jointly and severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them. Notwithstanding any termination of this Agreement, the Sellers shall be liable for all expenses which they have agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, jointly and severally, to reimburse the several Underwriters, their directors and officers and any persons controlling any of the Underwriters for any and all fees and expenses (including, without limitation, the fees and disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholder, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the several Underwriters.



                                  Very truly yours,

                                  PENN-AMERICA GROUP, INC.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                  PENN INDEPENDENT
                                        CORPORATION

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
CONNING & COMPANY

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto

By:  DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION

  By:
     --------------------------------
     Name:
     Title:

                                   SCHEDULE I


                                                       Number of Firm Shares
Underwriters                                              to be Purchased
------------                                              ---------------
Donaldson, Lufkin & Jenrette Securities
    Corporation

Conning & Company
Pennsylvania Merchant Group Ltd.

                                                              -----------------
                                                       Total

                                     Annex I


[Insert name of stockholder of the Company who will be required to sign lock ups]

                                                                       Exhibit A


                      Opinion of Reed Smith Shaw & McClay,
                             Counsel for the Company


         The opinion of Reed Smith Shaw & McClay, counsel for the Company, to be delivered pursuant to Section 9(g) of the Agreement shall be to the effect that:

                  (i) each of the Company and the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                  (ii) each of the Company and Penn-America is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iii) Penn-Star is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iv) all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                  (v) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                  (vi) all of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly, in the case of Penn-America, and indirectly, in the case of Penn-Star, by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature [except, with respect to Penn-America, for the lien of the Stock Pledge Agreement];

                  (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                  (viii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (ix) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

                  (x) the statements under the captions ["Risk Factors -- Agreements with Penn Independent," "Risk Factors -- Holding Company Structure; Dividend Restrictions," "Risk Factors -- Anti-Takeover and Issuance of Additional Shares," "Certain Relationships and Related Party Transactions," "Shares Eligible for Future Sale,"] "Description of Capital Stock" and "Underwriting" in the Prospectus and Item 15 of
         Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                  (xi) neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of the Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound;

                  (xii) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency including, without limitation, any insurance regulatory body or agency (except such as may be required under the securities or Blue Sky laws or the insurance securities laws and regulations of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency including, without limitation, any insurance regulatory body or agency having jurisdiction over the Company, any of the Subsidiaries or their respective property;

                  (xiii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                  (xiv) to best of such counsel's knowledge after due inquiry, each of the Company and the Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals ("permits"), excluding insurance permits, of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, as are necessary to own, lease, license and operate its respective properties and to conduct its business except where the failure to have any such permit or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such permit is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such permits or results in or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and such permits contain no restrictions that are burdensome to the Company or any of the Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

                  (xv) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xvi) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; and

                  (xvii) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (B) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The opinion of Reed Smith Shaw & McClay described above shall be rendered to you at the request of the Company and shall so state therein. The opinion of Reed Smith Shaw & McClay is limited to Pennsylvania law.

         In giving such opinions with respect to the matters covered by Clause
(xvii), Reed Smith Shaw & McClay may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but is without independent check or verification except as specified.

                                                                     Exhibit A-1


                      Opinion of Reed Smith Shaw & McClay,
                             Counsel for the Company


         The opinion of Reed Smith Shaw & McClay, counsel for the Company, to be delivered pursuant to Section 9(h) of this Agreement shall be to the effect that:

          (i) each of the Company and the Subsidiaries is duly licensed, authorized or admitted as an insurer in Pennsylvania where it is required to be so licensed or admitted to conduct business as described in the Prospectus, except where the failure to be so licensed or admitted would not have a Material Adverse Effect.

         (ii) each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all Pennsylvania insurance authorities, commissions or other insurance regulatory bodies and all other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its respective properties and assets and to conduct its respective business as described in the Prospectus, except for where the failure to have such consents, authorizations, approvals, orders, certificates and permits, or to make such declarations or filings, would not have a Material Adverse Effect; all of such consents, authorizations, approvals, orders, licences, certificates and permits are in full force and effect, except for where the failure to be in full force and effect would not have a Material Adverse Effect; except as described in the Prospectus, such consents, authorizations, approvals, order, licences, certificates or permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries, and none of the Company or the Subsidiaries has received any notification from any Pennsylvania insurance authority, commission or other insurance regulatory body or agency or any other governmental authority or self-regulatory organization in the United States or elsewhere to the effect that any additional consent, authorization, approval, order, license, certificate or permit from such authority, commission, body or organization is needed to be obtained by any of the Company or the Subsidiaries, or that such authority, commission, body or organization is considering limiting, suspending or revoking any such consent, authorization, approval, order, license, certificate or permit.

        (iii) each of the Company or the Subsidiaries is in compliance with the insurance laws and regulations of Pennsylvania which are applicable to the Company or the Subsidiaries, as the case may be, except where the failure to comply would not have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body or agency in the United States or elsewhere to the effect that the Company or the Subsidiaries is not in compliance with an insurance law or regulation;

        (iv) the statements under the captions "Risk Factors -- Regulation," "Risk Factors -- Holding Company Structure; Dividend Restrictions" and "Business -Regulation," in the Prospectus insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings; and

        (v) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency including, without limitation, any insurance regulatory body or agency (except such as may be required under the securities or Blue Sky laws of the various states) except such as have been obtained or made and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency including, without limitation, any insurance regulatory body or agency having jurisdiction over the Company, any of the Subsidiaries or their respective property.

        The opinion of Reed Smith Shaw & McClay described above shall be rendered to you at the request of the Company and shall so state therein.

                                                                       Exhibit B


                         Opinion of Garland P. Pezzuolo,
                         General Counsel for the Company


         The opinion of Garland P. Pezzuolo, counsel for the Company, to be delivered pursuant to Section 9(h) of this Agreement shall be to the effect that:

        (i) each of the Company and the Subsidiaries is duly licensed, authorized or admitted as an insurer in each jurisdiction where it is required to be so licensed or admitted to conduct business as described in the Prospectus, except where the failure to be so licensed or admitted would not have a Material Adverse Effect.

        (ii) each of the Company and the Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all insurance authorities, commissions or other insurance regulatory bodies and all other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its respective properties and assets and to conduct its respective business as described in the Prospectus, except for where the failure to have such consents, authorizations, approvals, orders, certificates and permits, or to make such declarations or filings, would not have a Material Adverse Effect; all of such consents, authorizations, approvals, orders, licences, certificates and permits are in full force and effect, except for where the failure to be in full force and effect would not have a Material Adverse Effect; except as described in the Prospectus, such consents, authorizations, approvals, order, licences, certificates or permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries, and none of the Company or the Subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body or agency or any other governmental authority or self-regulatory organization in the United States or elsewhere to the effect that any additional consent, authorization, approval, order, license, certificate or permit from such authority, commission, body or organization is needed to be obtained by any of the Company or the Subsidiaries, or that such authority, commission, body or organization is considering limiting, suspending or revoking any such consent, authorization, approval, order, license, certificate or permit.

        (iii) each of the Company or the Subsidiaries is in compliance with the insurance laws and regulations of other jurisdictions which are applicable to the Company or the Subsidiaries, as the case may be, except where the failure to comply would not have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body or agency in the United States or elsewhere to the effect that the Company or the Subsidiaries is not in compliance with an insurance law or regulation;

         (iv) the statements under the captions "Risk Factors -- Regulation," "Risk Factors -- Holding Company Structure; Dividend Restrictions" and "Business -Regulation," in the Prospectus insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings; and

         (v) the execution, delivery and performance of this Agreement by the Company, compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency including, without limitation, any insurance regulatory body or agency (except such as may be required under the securities or Blue Sky laws of the various states) except such as have been obtained or made and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of the Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and the Subsidiaries, taken as a whole, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency including, without limitation, any insurance regulatory body or agency having jurisdiction over the Company, any of the Subsidiaries or their respective property.

         The opinion of Garland P. Pezzuolo described above shall be rendered to you at the request of the Company and shall so state therein.

                                                                       Exhibit C

                       Opinion of Reed Smith Shaw & McClay
                       Counsel for the Selling Stockholder



         The opinion of Reed Smith Shaw & McClay, counsel for the Selling Stockholder, to be delivered pursuant to Section 9(i) of this Agreement shall be to the effect that:

                  (i) the Selling Stockholder has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                  (ii) this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

                  (iii) the Selling Stockholder is the lawful owner of the Shares to be sold by the Selling Stockholder pursuant to this Agreement and has good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                  (iv) the Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided herein and therein;

                  (v) upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                  (vi) the execution, delivery and performance of this Agreement by the Selling Stockholder and the compliance by the Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency including, without limitation, any insurance regulatory body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of the Selling Stockholder, or any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the property of the Selling Stockholder is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency including, without limitation, any insurance regulatory body or agency having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder; and

                  (vii) the Selling Stockholder is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof, will not be, on "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (viii) the statements under the captions ["Risk Factors -- Certain Relationships with Controlling Stockholder", "Certain Relationships and Related Party Transactions" and "Principal and Selling Stockholders"], insofar as such statements relate to Penn Independent or its affiliates constitute a summary of the legal matters, documents or proceedings referred to therein, fully present the information called for with respect to such legal matters, documents and proceedings.

         The opinion of Reed Smith Shaw & McClay described above shall be rendered to you at the request of the Selling Stockholder and shall so state therein.

                                                                       Exhibit D



                        Opinion of Davis Polk & Wardwell,
                          Counsel for the Underwriters


         The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Section 9(j) of this Agreement shall be to the effect that:

         (i) the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

         (ii) this Agreement has been duly authorized, executed and delivered by the Company;

         (iii) the statements under the captions "Description of Capital Stock" and "Underwriting" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

         (iv) (A) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for the financial statements and other financial data included therein as to which no opinion need be expressed) comply as to form with the Act, (B) such counsel has no reason to believe that at the time the Registration Statement became effective or on the date of this Agreement, the Registration Statement and the prospectus included therein (except for the financial statements and other financial data as to which such counsel need not express any belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         In giving such opinions with respect to the matters covered by clause
(iv) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. In rendering the above opinions, Davis Polk & Wardwell may rely as to matters involving the application of the laws of the State of Pennsylvania upon the opinion of Reed Smith Shaw & McClay delivered pursuant to Section 9(g) of this Agreement.

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